UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 1, 2004

EYE CARE CENTERS OF AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

33 - 70572	74 - 2337775
(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue
San Antonio, Texas	78213-1392
(Address of Principal Executive Offices)	(Zip Code)

(210) 340-3531
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

Eye Centers of America, Inc. (“the Company”) regretfully announces that Alan E. Wiley, Executive Vice President, Chief Financial Officer, President of Managed Vision Care, Secretary and Treasurer of the Company passed away on November 26, 2004.  In lieu of flowers, Alan’s family has asked that donations be made to a charity of the donor’s choosing.

(c)

On November 30, 2004, to fill the vacancy created by Mr. Wiley’s death, the Board of Directors of the Company appointed Douglas C. Shepard Chief Financial Officer of the Company.  Mr. Shepard (age 37) is a certified public accountant in Texas.  Prior to his appointment as Chief Financial Officer, and since March 1, 1997, Mr. Shepard served as Vice President of Finance, Controller of the Company.  Mr. Shepard has been with the Company since March 1995.

Mr. Shepard is subject to an annual employment agreement that automatically  renews unless either party gives thirty days notice of non-renewal.  Mr. Shepard is eligible to participate in the Company’s Incentive Plan for Key Management, whereby he may receive a certain percentage of his base compensation upon the achievement of certain EBITDA levels as determined by the Board of Directors of the Company.  Upon termination by the Company without cause, as defined in the employment agreement, Mr. Shepard is eligible for nine months of severance.  The employment agreement also contains standard restrictive covenants such as non-competition, non-solicitation and non-disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYE CARE CENTERS OF AMERICA, INC.

Date: December 1, 2004	By:	/s/ Douglas C. Shepard
Name: Douglas C. Shepard
Title: Chief Financial Officer